UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) October 30, 2003

AFLAC INCORPORATED

(Exact name of Registrant as specified in its charter)

Commission File No. 1-7434

GEORGIA	58-1167100

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia	31999

(Address of principal executive offices)	(Zip Code)

706-323-3431

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

ITEM 9.  REGULATION FD DISCLOSURE

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     AFLAC Incorporated is providing its press release and revised Third Quarter Report to Shareholders herein as Exhibits 99.1 and 99.2 for reporting under Items 9 and 12. The press release and the revised report reflect a reclassification between two line items within shareholders' equity as of September 30, 2003. This reclassification increased unrealized gains on investment securities by $220 million and reduced unrealized foreign currency translation gains by $220 million. The effect of the reclassification had no impact on total shareholders' equity, net earnings or operating earnings.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AFLAC INCORPORATED

/s/ Ralph A. Rogers, Jr.	October 30, 2003

(Ralph A. Rogers, Jr.)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBITS FILED WITH CURRENT FORM 8-K:

          99.1 - Press release of AFLAC Incorporated dated October 30, 2003.
          99.2 - Third Quarter Report to Shareholders of AFLAC Incorporated revised October 30, 2003.